                                                                    EXHIBIT 10.9



                                LEASE AGREEMENT

                                 by and between





                          PRINT (WI) QRS 12-40, INC.,
                            a Wisconsin corporation

                                  as LANDLORD

                                      and

                      PERRY GRAPHIC COMMUNICATIONS, INC.,
                          a Delaware corporation, and

                             JUDD'S, INCORPORATED,
                        a Maryland, corporation, jointly

                                   as TENANT

                       Premises:      1300 Sauk Avenue, Baraboo, WI
                                      161 N. Jackson St., Waterloo, WI
                                      275 S. Jackson St.,  Waterloo, WI
                                      200 S. Jackson St., Waterloo, WI
                                      207 S. Jackson St., Waterloo, WI
                                      575 W. Madison St., Waterloo, WI


                       Dated as of:  December 16, 1997

                               TABLE OF CONTENTS

                                                                                                                        Page
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
             Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     1.      Demise of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     2.      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     3.      Title and Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
     4.      Use of Leased Premises; Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
     5.      Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
     6.      Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
     7.      Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
     8.      Net Lease; Non-Terminability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
     9.      Payment of Impositions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
     10.     Compliance with Law; Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
     11.     Liens; Recording and Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
     12.     Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
     13.     Alterations and Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
     14.     Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
     15.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
     16.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
     17.     Casualty and Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
     18.     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
     19.     Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
     20.     Procedures Upon Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
     21.     Assignment and Subletting; Prohibition
             against Leasehold Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
     22.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
     23.     Remedies and Damages Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
     24.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
     25.     Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
     26.     Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
     27.     No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
     28.     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
     29.     Determination of Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33
     30.     Non-Recourse as to Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
     31.     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
     32.     Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
     33.     Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
     34.     Tax Treatment; Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
     35.     Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
     36.     Baraboo Premises Expansion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
     37.     Economic Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35
     38.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36

EXHIBITS

       Exhibit "A" - Premises
       Exhibit "B" - Machinery and Equipment
       Exhibit "C" - Schedule of Permitted Encumbrances
       Exhibit "D" - Rent Schedule
       Exhibit "E" - Acquisition Costs
       Exhibit "F" - Percentage Allocation of Basic Rent
       Exhibit "G" - Financial Covenants
       Exhibit "H" - Form of Memorandum of Lease

                 LEASE AGREEMENT, made as of this 16 day of December, 1997, between PRINT (WI) QRS 12-40, INC., a Wisconsin corporation, as landlord ("Landlord"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and PERRY GRAPHIC COMMUNICATIONS, INC., a Delaware corporation and JUDD'S, INCORPORATED, a Maryland corporation, as tenants in common (collectively, "Tenant"), each with an address at 575 West Madison Street, Waterloo, Wisconsin 53594.

                 In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

                 1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the "Leased Premises" and individually as the "Baraboo Premises" "161 N. Jackson St. Premises" "200 S. Jackson St. Premises" "275 S. Jackson St. Premises" "207 S. Jackson St. Premises" and "575
W. Madison St. Premises" each of which premises is more particularly described in the applicable description in Exhibit "A" attached hereto and made a part hereof and shall include the portions of items (a), (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto): (a) the premises described in Exhibit "A" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment") which shall not include Tenant's printing equipment or other trade fixtures or equipment.

                 2.       Certain Definitions.

                          "Acquisition Cost" of each of the Related Premises
shall mean the amount set forth opposite such premises on Exhibit "E" hereto.

                          "Additional Rent" shall mean Additional Rent as
defined in Paragraph 7.

                          "Adjoining Property" shall mean all sidewalks,
driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

                          "Affected Premises" shall mean the Affected Premises
as defined in Paragraph 18.

                          "Alterations" shall mean all changes, additions,
improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                          "Appurtenances" shall mean all tenements,
hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and
(b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                          "Assignment" shall mean any assignment of rents and
leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                          "Basic Rent" shall mean Basic Rent as defined in
Paragraph 6.

                          "Basic Rent Payment Dates" shall mean the Basic Rent
Payment Dates as defined in Paragraph 6.

                          "Casualty" shall mean any injury to or death of any
person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

                          "Commencement Date" shall mean Commencement Date as
defined in Paragraph 5.

                          "Condemnation" shall mean a Taking and/or a
Requisition.

                          "Condemnation Notice" shall mean notice or knowledge
of the institution of or intention to institute any proceeding for Condemnation.

                          "Costs" of a Person or associated with a specified
transaction shall mean all actual and reasonable out-of-pocket costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                          "Covenants" shall mean the covenants and agreements
described on Exhibit "G" hereto.

                          "Default Rate" shall mean the Default Rate as defined
in Paragraph 7(a)(iv).

                          "Default Termination Amount" shall mean the Default
Termination Amount as defined in Paragraph 23(a)(iii).

                          "Easement Agreement" shall mean any conditions,
covenants, restrictions, easements, declarations, licenses and other agreements
(i) listed as Permitted Encumbrances or (ii) as may, with the consent of Tenant, hereafter affect any Leased Premises.

                          "Environmental Law" shall mean (i) whenever enacted
or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Condition or Hazardous Activity, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                          "Environmental Violation" shall mean (a) any direct
or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord (including any Lender succeeding to Landlord's interest hereunder) or Tenant, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on any Related Premises under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

                          "Equipment" shall mean the Equipment as defined in
Paragraph 1.

                          "Event of Default" shall mean an Event of Default as
defined in Paragraph 22(a).

                          "Fair Market Value" of either the Leased Premises or
any Related Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease; provided that, with respect to a determination of Fair Market Value in connection with an Intended Assignment Offer, the Fair Market Value of the Leased Premises for the Term shall not be assumed to have been extended for any unexercised extension period. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                          "Fair Market Value Date" shall mean the date when the
Fair Market Value is determined in accordance with Paragraph 29.

                          "Federal Funds" shall mean federal or other
immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                          "Hazardous Activity" means any activity, process,
procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                          "Hazardous Condition" means any condition which would
support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                          "Hazardous Substance" means (i) any substance,
material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, polychlorinated biphenyls.

                          "Impositions" shall mean the Impositions as defined
in Paragraph 9(a).

                          "Improvements" shall mean the Improvements as defined
in Paragraph 1.

                          "Indemnitee" shall mean an Indemnitee as defined in
Paragraph 15.

                          "Insurance Requirements" shall mean the requirements
of all insurance policies maintained in accordance with this Lease.

                          "Land" shall mean the Land as defined in Paragraph 1.

                          "Law" shall mean any constitution, statute, rule of
law, code, ordinance, order, judgment, decree, injunction, rule, regulation, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                          "Lease" shall mean this Lease Agreement.

                          "Lease Year" shall mean, with respect to the first
Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                          "Leased Premises" shall mean the Leased Premises as
defined in Paragraph 1.

                          "Legal Requirements" shall mean the requirements of
all present and future Laws (including but not limited to Environmental Laws) and all Easement Agreements now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or Related Premises.

                          "Lender" shall mean any person or entity (and their
respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

                          "Loan" shall mean any loan made by one or more
Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                          "Monetary Obligations" shall mean Rent and all other
sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                          "Mortgage" shall mean any mortgage or deed of trust
from Landlord to a Lender which (a) encumbers any of the Leased Premises and
(b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                          "Net Award" shall mean (a) the entire award payable
pursuant to the terms of this Lease to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or
(b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any reasonable expenses incurred by Landlord, Lender and Tenant in collecting such award or proceeds.

                          "Note" shall mean any promissory note evidencing
Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                          "Offer Amount" shall mean the greater of (a) Fair
Market Value or (b) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan in connection with the payment of such Acquisition Cost.

                          "Partial Casualty" shall mean any Casualty which does
not constitute a Termination Event.

                          "Partial Condemnation" shall mean any Condemnation
which does not constitute a Termination Event.

                          "Permitted Encumbrances" shall mean those covenants,
restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                          "Person" shall mean an individual, partnership,
association, corporation or other entity.

                          "Prepayment Premium" shall mean any payment (other
than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium or other charges in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to prepayment; provided any such Prepayment Premium is not materially at variance with then prevailing prepayment premiums or prepayment penalties in the market for similar loans at the time of placement.

                          "Present Value" of any amount shall mean such amount
discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) seven percent (7%) per annum.

                          "Prime Rate" shall mean the interest rate per annum
as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U. S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                          "Related Premises" shall mean any one of the "Baraboo
Premises" "161 N. Jackson St. Premises" "200 S. Jackson St. Premises" "275 S. Jackson St. Premises" "207 S. Jackson St. Premises" and "575 W. Madison St. Premises".

                          "Relevant Amount" shall mean the Termination Amount
or the Default Termination Amount, as the case may be.

                          "Relevant Date" shall mean (a) the date immediately
prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a Termination Offer under Paragraph 23(a)(iii)), (e) the Intended Assignment Purchase Date, in the event Landlord receives an Intended Assignment Offer to purchase the Leased Premises pursuant to Paragraph 21(c) or (f) the date immediately prior to the date on which Tenant vacates the Related Premises in the event Tenant exercises its rights under Paragraph 37(a) or Landlord elects to treat an Event of Default under subparagraph 22(a)(ix) as an exercise by Tenant of its rights under Paragraph 37.

                   "Remaining Premises" shall mean the Related Premises which are not Affected Premises under Paragraph 18.

                   "Rent" shall mean, collectively, Basic Rent and Additional Rent.

                   "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

                   "State" shall mean the State of Wisconsin.

                   "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.


                   "Taking" shall mean any taking of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or
(iii) by any other means. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Related Premises.

                   "Term" shall mean the Term as defined in Paragraph 5.

                   "Termination Amount" shall mean (i) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount or (ii) if an Event of Default shall have occurred and then be continuing, the greater of (a) Fair Market Value or (b) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

                   "Termination Date" shall mean the Termination Date as defined in Paragraph 18.

                   "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

                   "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

                   "Third Party Purchaser" shall mean the Third Party Purchaser as defined in Paragraph 21(f).

                   "Treasury Rate" shall mean the rate per annum as conclusively determined by Landlord (absent manifest error) . The Treasury Rate will be based upon the weekly average Treasury Constant Maturity yields reported in the most recently available Federal Reserve Statistical Release
H.15 - Selected Interest Rates (or its successor publication). The Treasury Rate will be the yield implied by the Treasury Constant Maturity series for a
U. S. Treasury obligation having a maturity date of ten (10) years. In the event that Release H.15 is no longer published, Landlord may select a comparable publication to determine the Treasury Rate.

         3.        Title and Condition.

                   (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises,
(ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, but excluding any liens or encumbrances resulting solely from the acts of Landlord without the consent of Tenant (other than any lien of any Lender as contemplated by this Lease), (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                   (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR

REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT,
(iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS,
(vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY,
(xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION OR (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                   (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord and except, as provided in Paragraph 35 hereof with respect to certain rights of refusal to purchase the Leased Premises that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) this Lease is a single Lease for multiple properties and shall not be terminable with respect to less than all of the Leased Premises or severable with respect to any one or more Related Premises except as specifically provided herein, (iii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iv) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (v) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (vi) the Improvements have been fully completed in all material respects in a good and workmanlike manner, and (vii) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

                   (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

         4.        Use of Leased Premises; Quiet Enjoyment.

                   (a) Tenant may occupy and use the Leased Premises for the operation of Tenant's printing business and for uses incidental thereto, and for no other purpose. In the event that Tenant desires to use and occupy the Leased Premises or any portion thereof for a use unrelated to Tenant's printing business, Tenant shall first obtain the written consent of Landlord to such change in use, which consent shall not be unreasonably withheld, delayed or conditioned by Landlord. Notwithstanding the foregoing, Tenant shall not, in any event, use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it impracticable to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements or (iv) constitute a public or private nuisance or waste.

                   (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable prior notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof; provided that, Landlord shall exercise its rights of entry hereunder in a manner reasonably designed to minimize interference with the normal operation of Tenant's business at the Leased Premises.

         5.        Term.

                   (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the two hundred fortieth (240th) calendar month next following the date hereof (the "Expiration Date").

                   (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th) and tenth (10th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a "Renewal Date"), the Term shall have the option, at its election, to extend the Term for an additional period of five (5) years, by giving notice of such election to Landlord in writing in recordable form at least eighteen (18) months prior to the expiration of the initial Term or the applicable Renewal Term, as the case may be. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

                   (c) If (i) Tenant fails to timely exercise its option pursuant to Paragraph 5(b) or (ii) an Event of Default shall occur and then be continuing, then Landlord shall have the right during the remainder of the Term then in effect (and at any time during the last year of the Term), Landlord shall have the right to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select; provided that, Landlord shall use reasonable efforts to exercise its rights hereunder in a manner reasonably designed to minimize interference with the normal operation of Tenant's business at the Leased Premises.

         6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto

("Basic Rent"), commencing on the first day of January, 1998, and continuing on the first day of each April, July, October and January thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made, at Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or two other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) by a check hand delivered or mailed and received on or before the applicable Basic Rent Payment Date, or by wire transfer of immediately available Federal Funds. Pro rata Basic Rent for the period from the date hereof through the last day of the initial calendar quarter (or portion thereof) shall be paid on the date hereof.

         7.        Additional Rent.

                   (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                                  (i)      except as otherwise specifically
provided herein, all costs and expenses of Tenant, and all actual and reasonable costs and expenses incurred, payable or reimbursable by Landlord in connection with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease (except that in the case of Tenant's exercise of its rights pursuant to Paragraph 35 hereof, only to the extent such third party would be obligated to pay such costs or expenses), (D) to the extent same are not paid from any Net Award, any Condemnation proceedings, (E) to the extent same are not paid from any Net Award, the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) other than a suit by Tenant against Landlord in which Tenant is the prevailing party, the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord,
(G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel in connection with the preparation, negotiation and execution of this Lease or Costs incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, and (J) the reasonable Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant's failure to act promptly in an emergency situation, and (K) any other items specifically required to be paid by Tenant under this Lease;

                                  (ii)     after the date all or any portion of
any installment of Basic Rent is due and not paid, an amount equal to four percent (4%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any consecutive twelve (12) month period, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) business days' following the due date thereof;

                                  (iii)    a sum equal to any additional sums
(including any late charges, default penalties and interest, and Landlord's and Lender's reasonable attorneys' fees) which are actually incurred and paid by Landlord under any Note, by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                                  (iv)     interest at the rate (the "Default
Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of

Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

                   (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within thirty (30) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within thirty (30) days after Landlord's demand for payment thereof.

                   (c) In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

         8.        Net Lease; Non-Terminability.

                   (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand (except as otherwise expressly provided herein to the contrary), and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off"). Notwithstanding anything to the contrary contained this Lease, Perry Graphic Communications, Inc. and Judd's, Incorporated each acknowledge and agree that each of them shall be jointly and severally liable for the payment, performance and observance of all Monetary Obligations and all non-monetary obligations of Tenant under this Lease.

                   (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease or any subsequent written agreement executed by and between Landlord and Tenant, (iv) subject to the terms of any non-disturbance subordination and attornment agreement between Tenant and Lender, any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) any violation of Paragraph 4(b) or any other provision of this Lease by Landlord, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) subject to the provisions of Paragraph 32 hereof, the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or other similar proceeding, (xi) subject to the provisions of Paragraph 32 hereof, any interference with Tenant's use of the Leased Premises, (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

                   (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including
Section 502(b)(6) of the Bankruptcy Code).

                   (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

         9.        Payment of Impositions.

                   (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents (other than any ground rent payable under any ground lease executed after the date hereof) and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's possessory interest in the Leased Premises, (iii) any of the Leased Premises,
(iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord is obligated to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person or otherwise. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within thirty (30) days after Landlord's request therefor.

                   (b) Landlord shall have the right at any time after occurrence and during the continuance of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall in good faith determine the amount of the Escrow Charges and of each Escrow Payment. The Escrow Payments may be commingled with other funds of Landlord or other Persons and no interest thereon shall be due or payable to Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

         10.       Compliance with Laws and Easement Agreements; Environmental
Matters.

                   (a) Tenant shall, at its expense, comply with and conform to, and cause any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or
(ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

                   (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Neither Landlord nor Tenant shall alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that Tenant desires to alter, modify, amend or terminate any Easement Agreement or enter into any new Easement Agreement which, in each case, Tenant believes in good faith to be beneficial to the continued use and/or operation of Leased Premises, Tenant shall give Landlord written notice thereof and, in connection therewith, Landlord agrees to reasonably cooperate with Tenant (including execution of any such agreement, if required), at no cost to Landlord.

                   (c) If (i) at any time, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists, (ii) this Lease shall be terminated or canceled or otherwise expire pursuant to the terms hereof (including, without limitation, pursuant to the provisions of Article 18 or 23 hereof) and Tenant shall not acquire the Leased Premises upon the occurrence of any such event, (iii) any Lender shall so require (pursuant to the terms of the applicable Loan documents), (iv) Landlord shall sell or transfer its interest in the Leased Premises pursuant to
Section 21(g) hereof or (v) Tenant shall exercise its rights under Paragraph 37 hereof, then upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises (or the Abandonment Premises, as applicable) and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises (or the Abandonment Premises, as applicable) for the purpose of determining whether there exists on the Leased Premises (or the Abandonment Premises, as applicable) any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises (or the Abandonment Premises, as applicable) as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments shall be paid by Tenant, except that with respect to clauses (i) and (iii) above, if no Environmental Violation is discovered at the Leased Premises, then the cost of performing and reporting such Site Assessments shall be paid by Landlord and with respect to clause (iv) above, the cost of performing and reporting such Site Assessments shall be paid by Landlord.

                   (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of the same is likely to exceed $50,000, Tenant shall provide to Landlord, within thirty (30) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws.

                   (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                   (f) If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist within thirty (30) days of Tenant's notice thereof or fails to commence to cure any such non-compliance within such thirty (30) day period (or, in each case, within such shorter period as may be required under applicable Law) and thereafter diligently pursue such cure to completion, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

                   (g) Tenant shall notify Landlord promptly after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord promptly upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                   (h)            [Intentionally deleted].

         11.       Liens; Recording.

                   (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY REASONABLE TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                   (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease substantially in the form of Exhibit H annexed hereto (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

         12.       Maintenance and Repair.

                   (a) Tenant shall at all times maintain each Related Premises and the Adjoining Property in as good repair and appearance as each is in on the date hereof, reasonable wear and tear excepted, and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Related Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                   (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

         13.       Alterations and Improvements.

                   (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender, to make (i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $250,000 for any one Related Premises (or $1,500,000 in the aggregate) and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $250,000 for any one Related Premises (or $1,500,000 in the aggregate), so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of $250,000 for any one Related Premises (or $1,500,000 in the aggregate), the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld, delayed or conditioned. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

                   (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraph 36 hereof or as required by Paragraph 12 or 17 hereof (such Alterations and actions being hereinafter collectively referred to as "Work"), then (i) the market value of the Leased Premises or any Related Premises shall not be materially lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such Replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

         14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

         15.       Indemnification.

                   (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (a), (b) and (c) and the Persons identified parenthetically in Paragraph 30 (d) (each of the foregoing, an "Indemnitee") from and against any and all liabilities, losses, damages, penalties, Costs (including reasonable attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises or Adjoining

Property, except to the extent caused by the gross negligence or willful misconduct of Landlord, (ii) any casualty in any manner arising from any of the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease or the Mortgage or Assignment, or any contract or agreement to which Tenant is a party, any Legal Requirement, or any Permitted Encumbrance, or any encumbrance consented to by Tenant, (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, except to the extent caused by the gross negligence or willful misconduct of Landlord.

                   (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall be paid by Tenant.

                   (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

         16.       Insurance.

                   (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                                  (i)      Insurance against physical loss or
damage to the Improvements and Equipment as provided under a standard "All Risk" property policy including but not limited to flood (to the extent that a Related Premises is in a flood zone) and earthquake coverage (to the extent a Related Premises is in an earthquake zone) in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain "Replacement Cost" and "Agreed Amount" endorsements and shall contain deductibles not more than $50,000 per occurrence.

                                  (ii)     Commercial General Liability
Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                                  (iii)    Worker's compensation insurance
covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State or States in which the Leased Premises are located.

                                  (iv)     Comprehensive Boiler and Machinery
Insurance on any of the Equipment or any other equipment on or in the Leased Premises in an amount not less than $15,000,000 per accident for damage to property. Such policies shall include at least $2,500,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-up Expense and may contain a deductible not to exceed $50,000.

                                  (v)      Business Interruption and Extra
Expense Insurance at limits to cover 100% of losses and/or expenses incurred over the period of indemnity not less than one year from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of the Landlord under this Lease.

                                  (vi)     During any period in which
substantial Alterations at any Related Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                                  (vii)    Such other insurance (or other terms
with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

                   (b) The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the states in which the Leased Premises are located. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                   (c)            Each insurance policy referred to in clauses
(i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and reasonably acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be canceled except after sixty (60) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

                   (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance.

                   (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a "Statement of Values" which shall be reviewed annually and amended as necessary based on "Replacement Cost Valuations". The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

                   (f) Tenant shall have the replacement cost and insurable value of the Improvements and Equipment determined from time to time as required by the replacement cost and agreed amount endorsements and shall deliver to Landlord the new replacement cost and agreed amount endorsement or certificate evidencing such endorsement promptly upon Tenant's receipt thereof.

                   (g) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

                   (h) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies therefor.

                   (i) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord and Tenant.

                   (j) All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                                  (i)  Except for proceeds payable to a
Person other than Landlord, Tenant or Lender, all proceeds of insurance required under clauses (ii), (iv), (v) and (vii) of Paragraph 16(a) and proceeds attributable to the general liability coverage provisions of Builder's

Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to Landlord or, if required by the Mortgage, to Lender.

                                  (ii)       Proceeds of insurance required
under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause
(vi) of Paragraph 16(a) shall be payable by Landlord (or Lender) and applied as set forth in Paragraph 17. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease.

         17.       Casualty and Condemnation.

                   (a) If any Casualty to any of the Related Premises occurs, Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default shall have occurred and be continuing, Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord (not to be unreasonably withheld, delayed or conditioned) and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default shall have occurred and be continuing, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases reasonably requested by Landlord. Each insurer is hereby authorized and directed to make payment under said policies (subject to the provisions of Paragraph 17(c) and Paragraph 19 hereof) directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

                   (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default shall have occurred and be continuing, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord (not to be unreasonably withheld, delayed or conditioned). Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

                   (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations; provided that, to the extent Landlord receives the proceeds of any business interruption insurance, Tenant shall be entitled to an appropriate reduction or total abatement of Basic Rent, as applicable. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default shall have occurred and be continuing, any Net Award up to and including $250,000 per Related Premises shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of $250,000 per Related Premises shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender if the terms of the Mortgage require disbursement to Lender, to be held and disbursed in accordance with the provisions of Paragraph 19 hereof) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

         18.       Termination Events.

                   (a) If (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be totally damaged or destroyed by a Casualty and, in any such case, Tenant elects (instead of restoring the Related Premises) to send a notice to Landlord that certifies and covenants to Landlord that it will forever abandon operations at the Related Premises, (any one or all of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice (a "Termination Notice") of the Tenant's option to terminate this Lease as to the Affected Premises in the form described in Paragraph 18(b).

                   (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least thirty (30) days after the date of the Termination Notice (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenant described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

                   (c) If Landlord shall reject such offer to terminate this Lease as to the Affected Premises by written notice to Tenant (a "Rejection"), which Rejection must contain the written consent of Lender if a Lender exists, not later than thirty (30) days following the date Landlord receives the Termination Notice, then this Lease shall terminate as to the Affected Premises on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises (collectively, "Remaining Obligations") on or prior to the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the date on which Tenant has satisfied all

Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord, through no fault of its own, shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate automatically shall be extended to date of the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the date on which Tenant has satisfied all such Remaining Obligations.

                   (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the date Landlord receives the Termination Notice, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee, together with the Net Award, the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20.

                   (e) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit "F" for the Remaining Premises.

         19.       Restoration.

                   (a) Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of $250,000 in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                                  (i)    prior to commencement of
restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and (C) if permitted by applicable Law, appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                                  (ii)   at the time of any disbursement, no
Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                                  (iii)  disbursements shall be made from
time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) reasonably satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications,
(B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a reasonably satisfactory bring down of title insurance and (E) other reasonably satisfactory evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                                  (iv)     each request for disbursement shall
be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                                  (v)      Landlord may retain ten percent
(10%) of the Restoration Fund until the restoration is fully completed;

                                  (vi)     the Restoration Fund shall not be
commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                                  (vii)    such other reasonable conditions as
Landlord or Lender may impose provided same are consistent with prudent commercial lending practices in the area where the Affected Premises are located.

                   (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund; provided, that if (i) Tenant shall provide evidence reasonably satisfactory to Landlord as to the availability and earmarking of funds equal to the amount of such excess for the purpose of completing such restoration and (ii) Tenant's creditworthiness at the time in question is reasonably acceptable to Landlord, then Tenant shall be permitted to hold such funds in its own account for such purpose and to draw upon such funds as and when needed. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant. If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to this subparagraph (b), such remaining sum shall be paid to Tenant or, if required by a Note or Mortgage, paid by Landlord to the Lender and, if so paid to the Lender, Basic Rent hereunder shall be equitably adjusted to the extent of (and to reflect any reduction in debt service as a result of) the reamortization, if any, of the Loan.

         20.       Procedures Upon Purchase.

                   (a) If the Leased Premises or any of the Related Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant.

                   (b) Upon the date fixed for any such purchase of the Leased Premises or any of the Related Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises (but not with respect to the Remaining Premises) shall terminate, except any Surviving Obligations.

                   (c) If the completion of such purchase shall be delayed after (i) the Termination Date or (ii) such other date scheduled for such purchase, then (x) Rent shall continue to be due and payable until completion of such purchase and (y) with respect to a purchase resulting from the occurrence of an Event of Default, at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

                   (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

         21.       Assignment and Subletting; Prohibition against Leasehold
Financing.

                   (a) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease, whether by operation of law of otherwise, to any Person ("Preapproved Assignee") that immediately following such assignment will have a publicly traded unsecured senior debt rating of Baa2 or better from Moody's Investors Services, Inc. or a rating of "BBB" or better from Standard & Poor's Corporation and in the event all of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender. Upon any assignment to a Preapproved Assignee and compliance by the Preapproved Assignee with the provisions of Paragraph 21(c), the Tenant shall be released from all of its rights obligations and liabilities hereunder except for Surviving Obligations.

                   (b) If Tenant (or either of them) desires to assign this Lease or its interest hereunder, whether by operation of law of otherwise (a "Non-approved Assignment") to a Person who would not be a Preapproved Assignee (a "Non-Preapproved Assignee"), then Tenant shall, not less than thirty (30) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit; (B) capital structure (e.g., debt to equity ratio and fixed charges coverage ratio), (C) management, (D) operating history, (E) proposed use of the Leased Premises and
(F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord (and Lender to the extent required under the applicable Loan documents) shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the fifteenth (15) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.

                 (c) If Landlord or Lender withhold consent to the Non-Preapproved Assignment in accordance with the provisions of Paragraph 21 (b) above and Tenant desires to complete the Non-Preapproved Assignment, Tenant shall make a rejectable offer (the "Intended Assignment Offer") to purchase the Leased Premises for a purchase price equal to the Offer Amount and to consummate the purchase on the first Basic Rent Payment Date occurring after the determination of Fair Market Value (the "Intended Assignment Purchase Date"). Notwithstanding the foregoing, if the Intended Assignment Offer is accepted by Landlord and the Non-Preapproved Assignment occurs on a date (the "Assignment Date") that is prior to the Intended Assignment Purchase Date, then, no later than the Assignment Date, Tenant shall deposit in escrow with Landlord an amount (the "Deposit Amount") equal to one hundred percent (100%) of the sum of the Acquisition Cost and any Prepayment Premium in the form of cash or an irrevocable letter or credit issued by a bank, and in form and substance, acceptable to Landlord. The Deposit Amount shall be held by and invested by Landlord and the Deposit Amount, together with any interest earned thereon, shall be applied on the Intended Assignment Purchase Date to payment of the Offer Amount.

                 (d) If Landlord shall reject the Intended Assignment Offer by notice to Tenant, such notice to contain the written consent of Lender to such rejection, no later than the thirtieth (30th) day following receipt of the Intended Assignment Offer by Landlord, then this Lease shall remain in full force and effect and Landlord and Lender shall be deemed to have consented to the Non-Preapproved Assignment. Nothing provided herein shall constitute a waiver by Landlord of the obligation of Tenant to comply with the requirements of this Paragraph 21 if a subsequent Non-Preapproved Assignment arises. No rejection of the Intended Assignment Offer shall be effective for any purpose unless consented to in writing by Lender.

                 (e) Unless Landlord shall have rejected the Intended Assignment Offer by the foregoing notice to Tenant not later than the thirtieth (30th) day following receipt of information described in the foregoing Paragraph 21(b), Landlord shall be conclusively presumed to have accepted the Intended Assignment Offer. If the Intended Assignment Offer is accepted by Landlord, Tenant shall pay to Landlord the Offer Amount (less the Deposit Amount and interest thereon paid to Landlord) on the Intended Assignment Purchase Date and, provided that no Rent or any other charge is due and unpaid under this Lease as of the Intended Assignment Purchase Date and Tenant is otherwise in compliance with the terms of this Lease, Landlord shall convey to Tenant the Leased Premises in accordance with the provisions of Paragraph 20 of this Lease.

                 (f) Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord and Lender, to enter into one or more subleases that demise, in the aggregate, up to but not in excess of twenty-five percent (25%) of the gross space in the Improvements with no consent or approval of Landlord being required or necessary ("Preapproved Sublet"). Other than pursuant to a Preapproved Sublet, no portion of the Leased Premises shall be subleased during the Term to any other Person without prior written consent of Landlord and Lender, which consent shall not be unreasonably withheld or delayed, and which consent shall be granted or withheld based on a review of the Review Criteria. Landlord and

Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their reasonable review of the Review Criteria.

                 (g) If Tenant (or either of them) assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Related Premises shall be subject and subordinate to the provisions of this Lease. Except as provided in Paragraph 21(a) above, no assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                 (h) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

                 (i) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants or at any time following the occurrence of an Event of Default to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld, conditioned or delayed except that any modification, alteration, addition or termination shall be permitted without the written approval of Landlord with respect to any Pre-Approved Sublet, so long as the Review Criteria have not changed (and will not be changed, as a result of any such modification, alteration, addition or termination) in any material respect as to such Pre-Approved Sublet. Tenant shall not accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                 (j) Tenant (or either of them) shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of any of the Related Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

                 (k) Subject to the provisions of Paragraph 36 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser so long as such Third Party Purchaser assumes Landlord's obligations under this Lease in writing and provided that such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

         22.     Events of Default.

                 (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                          (i)     a failure by Tenant (or either of them) to
make any payment of any Monetary Obligation, regardless of the reason for such failure;

                          (ii)    a failure by Tenant (or either of them) duly
to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                          (iii)   any representation or warranty made by Tenant
(or either of them) herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                          (iv)    a default beyond any applicable cure period
or at maturity by Tenant (or either of them) in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause such obligation to be declared due prior to its stated maturity; provided that the foregoing shall not constitute an Event of Default unless and until such obligee shall commence the exercise of its remedies in connection therewith and Tenant shall not have, within thirty (30) days thereafter (a) caused such obligation to be paid in full or (b) cured such default or caused the original maturity date to be otherwise reinstated;

                          (v)     a default by Tenant (or either of them)
beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $10,000,000 or more if the Landlord under any such lease or leases successfully completes the exercise of any of its remedies thereunder;

                          (vi)    [intentionally omitted],

                          (vii)   Tenant (or either of them) shall (A)
voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                          (viii)  a court shall enter an order, judgment or
decree appointing, without the consent of Tenant (or either of them), a receiver or trustee for it or for any of the Related Premises or approving a petition filed against Tenant (or either of them) which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

                          (ix)    Except as provided under Paragraph 37 hereof,
any of the Related Premises (a) shall have been abandoned or (b) shall have been vacated; provided that, with respect to the 200 S. Jackson St. Premises, the 275 S. Jackson St. Premises or the 207 S. Jackson St. Premises, the foregoing clause (b) shall not constitute an Event of Default if Tenant shall have given Landlord thirty (30) days prior notice of Tenant's intent to vacate and shall have instituted appropriate security measures designed to protect the applicable above Related Premises from theft and/or vandalism;

                          (x)     Tenant (or either of them) shall be
liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                          (xi)    the estate or interest of Tenant (or either
of them) in any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                          (xii)   a failure by Tenant (or either of them) to
perform or observe, or a violation or breach of, or a misrepresentation by Tenant (or either of them) under, any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan; or

                          (xiii)  Tenant shall fail to be in compliance with
the provisions of Exhibit G annexed hereto if an effect of such default is to cause such underlying obligation to be declared due prior to its stated maturity; provided that the foregoing shall not constitute an Event of Default unless and until such obligee shall commence the exercise of its remedies in connection therewith and Tenant shall not have, within thirty (30) days thereafter (a) caused such underlying obligation to be paid in full or (b) cured such default or caused the original maturity date to be otherwise reinstated.

                 (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (x), (xi), (xii) or (xiii) of Paragraph 22(a); (B) the default consists of a failure to pay Basic Rent, a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice within any consecutive twelve (12) month period. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty
(30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any irreparable harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default; provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

         23.     Remedies and Damages Upon Default.

                 (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                          (i)     Landlord may give Tenant notice of Landlord's
intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with or without legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                          (ii)    After repossession of any of the Leased
Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                          (iii)   Landlord may, upon notice to Tenant, require
Tenant to make an irrevocable offer to terminate this Lease in its entirety for an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the Fair Market Value of the Leased Premises or (B) the sum of the Acquisition Cost and Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the then Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request, deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above, Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

                          (iv)    Landlord may declare by notice to Tenant the
entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary

Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term.

                 (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(A)(II):

                          (i)     If Landlord exercises its remedy under
Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all customary brokerage commissions, , reasonable attorneys' fees and expenses, reasonable employees' expenses, and reasonable costs of Alterations and expenses in preparation for reletting.

                          (ii)    If Landlord exercises its remedy under
Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages on the date on which the same are due and payable under the terms of this Lease all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                 (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                 (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Laws of the State. If any Law shall limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Laws.

                 (e) No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                 (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF THE STATE,
(i) WAIVES THE SERVICE OF ANY ADDITIONAL NOTICE WHICH MAY BE REQUIRED BY ANY APPLICABLE LAW AND (ii) WAIVES ANY RIGHT TO A TRIAL BY JURY.

                 (g) Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                 (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                 (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent, except to the extent Landlord shall have executed a landlord's waiver with respect to such property.

                 (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

         24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Liner Yankelevitz Sunshine Weinhart Riley & Regenstreif LLP, Attention: Mitchell C. Regenstreif, Esq. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

         25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the

"Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party having sufficient knowledge of this Lease and the Leased Premises, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by an court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises.

         26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

         27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         28.     Books and Records.

                 (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable prior written notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                 (b) Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited "consolidating" financial statements of Tenant prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

         29.     Determination of Value.

                 (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                              (i) Landlord and Tenant shall endeavor to agree
upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises under Paragraph 21(c), (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c) or (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 23(a)(iii) or the Abandonment Premises under Paragraph 37(g). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                              (ii) If the parties shall not have signed such
agreement within twenty (20) days after the Applicable Initial Date, Tenant shall within forty (40) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within ten (10) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                               (iii) If such two appraisers shall be unable to
agree upon a Fair Market Value within fifteen (15) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                                (iv) If such two appraisers shall be unable to
agree upon the designation of a third appraiser within ten (10) days after the expiration of the fifteen (15) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within fifteen (15) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in Chicago, Illinois. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within fifteen (15) days after such appointment.

                                 (v) If a third appraiser is selected, Fair
Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                                 (vi) All appraisers selected or appointed
pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration.

                                  (vii) The Cost of the procedure described in
this Paragraph 29(a) above shall be borne by Tenant.

                          (b)     If, by virtue of any delay, Fair Market Value
is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                          (c)     In determining Fair Market Value as defined
in clause (b) of the definition of Fair Market Value, the appraisers shall add
(i) the present value of the Rent for the remaining Term (assuming the Term has been extended only for any exercised extension periods) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (ii) the present value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any of the Covenants.

                 30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and the rents, issues and profits derived therefrom, and not against any other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of its general partners or shareholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co., Inc., W.
P. Carey Incorporated and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

                 31.      Financing.

                          (a)     Tenant agrees to pay, within ten (10) days
following written request from Landlord, all reasonable costs and expenses incurred by Landlord in connection with the purchase and leasing of the Leased Premises and the financing of the initial Loan (excluding "points" or commitment fees), including, without limitation, expenses of Landlord's and Lender's counsel, the cost of appraisals, environmental reports, title insurance, premiums and costs, and survey costs and expenses (not to exceed, with respect to Lender's legal fees and expenses, $25,000 in the aggregate).

                          (b)     Tenant agrees to pay, within three (3)
business days of written demand thereof, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which caused by any act or omission of Tenant and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.

                          (c)     If Landlord desires to obtain or refinance
any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to impart the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same (i) with respect to any financing other than the with the initial Lender, are at no cost to Tenant, (ii) do not materially adversely affect any right, benefit or privilege of Tenant under this Lease and (iii) do not increase any of Tenant's monetary obligations or materially increase any of Tenant's non-monetary obligations under this Lease. Such subordination, nondisturbance and attornment agreement shall be in form and substance reasonably satisfactory to Tenant and Lender and may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have against Landlord.

                 32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument of subordination, non-disturbance and attornment in recordable form duly executed by the holder of any such Mortgage or other security instrument executed and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists beyond any applicable notice and cure period and Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof. Landlord covenants that so long as Tenant shall have paid all Basic Rent then due and payable and no other Event of Default shall have occurred and then be continuing hereunder, Landlord shall timely pay the debt service payments due Lender in connection with the Loan; provided that, the foregoing shall not obligate Landlord to make any payment to Lender during the pendency of any good faith dispute between Landlord and Lender.

                 33. Financial Covenants. Tenants hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "G" hereto.

                 34. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

                 35.      Right of First Refusal.

                          (a)     Except as otherwise provided in Paragraph
35(g), and provided an Event of Default does not then exist, if Landlord shall enter into a contract (the "Sale Contract") for the sale of the entire Leased Premises with a Third Party Purchaser, such Sale Contract shall be conditioned upon Tenant's failure to exercise its right under this Paragraph 35(a), then promptly following the execution thereof, Landlord shall give written notice to Tenant, together with a copy of the executed Sale Contract.

                          (b)     For a period of thirty (30) days following
receipt of such notice, Tenant shall have the right and option, exercisable by written notice to Landlord given within said thirty (30) day period, to elect to purchase the Leased Premises at the purchase price and upon all the terms and conditions set forth in the Sale Contract, except that no contingencies contained in such Sale Contract as to environmental assessments, engineering studies, inspection of the Leased Premises, sale of other property, state of the title to or encumbrances on the Leased Premises, or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Leased Premises which pertains to the condition of the Leased Premises (other than any such condition caused or permitted by Landlord in violation of this Lease), the Third Party Purchaser's ability to take certain action or any other factor beyond the control of Landlord, shall apply to Tenant's obligation to purchase the Leased Premises under this Paragraph 35, and Tenant shall be obligated to purchase the Leased Premises without any such condition or contingency.

                          (c)     If at the expiration of the aforesaid thirty
(30) day period Tenant shall have failed to exercise the aforesaid option, Landlord may sell the Leased Premises to such Third Party Purchaser upon the terms set forth in such contract.

                          (d)     Except as otherwise specifically provided
herein, the closing date for any purchase of the Leased Premises by Tenant pursuant to this Paragraph 35 shall be the later to occur of (i) ninety (90) days after the date of Tenant's notice to Landlord of its intention to purchase the Leased Premises upon the terms of a Sale Contract with a Third Party Purchaser but no later than the expiration date of the date of this Lease or
(ii) the closing date provided in such Sale Contract. At such closing Landlord shall convey the Leased Premises to Tenant in accordance with, and Tenant shall pay to Landlord the purchase price and other consideration set forth in, the applicable Sale Contract.

                          (e)     Tenant shall have the right to exercise the
foregoing right of first refusal upon each proposed sale of the Leased Premises prior to the expiration of this Lease. IF THE TERM OF THIS LEASE SHALL TERMINATE OR EXPIRE, SUCH RIGHTS OF FIRST REFUSAL GRANTED PURSUANT TO THIS PARAGRAPH 35 SHALL TERMINATE AND BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS RIGHT OF FIRST REFUSAL.

                          (f)     If Tenant does not exercise its right of
first refusal to purchase the Leased Premises and the Leased Premises are transferred to a Third Party Purchaser, Tenant will attorn to any Third Party Purchaser as Landlord hereunder so long as such Third Party Purchaser assumes in writing the obligations of Landlord under this Lease and such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

                          (g)     Tenant's right of first refusal set forth in
the provisions of this Paragraph 35 shall not be exercisable upon the occurrence of, or prohibit (but shall continue in effect after), (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises to any affiliate of Landlord, Corporate Property Associates 12,
W. P. Carey & Co., Inc. or Carey Diversified L. L. C. or (vi) any sale of all or substantially all of Landlord's assets.

                 36.      Baraboo Premises Expansion.

                          (a)     Should Tenant, at any time during the period
prior to the tenth (10th) anniversary of the Commencement Date, desire to expand the Baraboo Premises (an "Expansion"), which Expansion shall consist of the construction of permanent improvements not readily removable from the Baraboo Premises without causing material damage to the Baraboo Premises, then, provided that (i) no Event of Default shall have occurred and be continuing,
(ii) there shall have been no adverse change in the financial condition of Tenant and (iii) Basic Rent is increased by an amount provided for in subparagraph (d)(i) below, Landlord shall (A) pay the cost of such Expansion if the cost thereof is $2,500,000 or less and (B) not unreasonably withhold its consent to pay the cost of such Expansion to the extent the cost thereof is in excess of $2,500,000 if Landlord is satisfied with the creditworthiness and management of Tenant.

                          (b)     To the extent that the terms of the Mortgage
or any other document encumbering any of the Leased Premises shall require the consent of Lender and/or the holder or holders of any encumbrance on any of the Leased Premises (the "Encumbrancers") to the Expansion or to the financing thereof by Landlord, the rights and obligations of Landlord and Tenant under Paragraph 12 and this Paragraph 36 are expressly conditioned upon Tenant's obtaining, prior to the commencement of any construction, the Encumbrancers' written consent to such construction and to such financing. Landlord agrees to reasonably cooperate with Tenant, at Tenant's sole cost and expense, with respect to obtaining such consent.

                          (c)     Should Landlord not agree to finance or
otherwise reimburse Tenant for the costs of the Expansion, or should Landlord and Tenant be unable in good faith to agree upon the terms of the modification of this Lease, Tenant shall, subject to the provisions of Paragraph 13 of this Lease and any required Lender consent, have the right to construct the Expansion at Tenant's sole cost and expense. In any event, the construction of the Expansion shall be performed in accordance with the provisions of Paragraph 12 hereof and the Expansion shall be the property of Landlord and part of the Leased Premises subject to all of the terms and conditions of this Lease.

                          (d)     Should Landlord agree to finance or otherwise
reimburse Tenant for the costs of such Expansion, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide for the following:

                                  (i)  an increase in the annual Basic Rent
payable during the Amortization Period (as hereinafter defined) equal to the greater of (A) an amount sufficient to amortize the cost of such Expansion over a period (the "Amortization Period") which shall be equal to the remainder of the then current Term (exclusive of any Renewal Term not yet exercised) at a rate of interest equal to the ten (10) year Treasury Rate plus 300 basis points, and (B) a rate of return to Landlord on Landlord's equity investment in the Leased Premises equal to that enjoyed by Landlord hereunder immediately prior to such proposed increase in Basic Rent and upon such other terms as shall be agreed upon between Landlord and Tenant, but which other terms shall be no less favorable to Landlord than the prevailing terms for first unsecured loans for borrowers with credit ratings equivalent to that of Tenant's at that time; and

                                  (ii)  such other changes and amendments to
this Lease as may be necessary and appropriate in view of such payment of the costs of such Expansion by Landlord to Tenant.

                          (e)  Tenant shall pay all Costs incurred by Landlord
in connection with any such modification to this Lease and such financing, including closing costs, brokerage fees, taxes, recording charges and legal fees and expenses.

                          (f)     Nothing contained in this Paragraph 36 shall
be construed to modify Paragraphs 11 and 12 hereof and the provisions of Paragraph 11 and 12 shall apply to all Alterations made or constructed hereunder, including the requirement for Landlord's consent to Alterations.

                 37.     Economic Abandonment.

                 (a) Provided that an Event of Default shall not have occurred and then be continuing, Tenant shall have the right at any time after the fifth (5) year of the Term (but in no event earlier than January 1, 2003) to terminate this Lease with respect to one of the Related Premises that Tenant shall have determined shall not be used for at least seven (7) years in its business operations (such Related Premises, an "Abandonment Premises"). In the event Tenant elects to exercise such right, Tenant shall give notice (the "Abandonment Notice") to Landlord (with a copy to Lender) of its intention so to terminate this Lease as to the Abandonment Premises, no later than three (3) months prior to the date (the "Abandonment Date") of such intended termination, which notice shall specify the Abandonment Date and shall contain (a) an irrevocable offer of Tenant to terminate this Lease as to the Abandonment Premises on the Abandonment Date for the Abandonment Offer Amount (as defined below) and (b) a certificate of Tenant (i) stating that the Abandonment Premises are no longer economic for Tenant's continued use and occupancy in its business operations, (ii) specifying in reasonable detail the reasons therefor and (iii) certifying that Tenant then intends to abandon its operations at the Abandonment Premises for at least seven (7) years, which certificate shall be conclusively binding upon Landlord and Tenant, and (c) a resolution of the Board of Directors of Tenant (and each of them) authorizing such notice.

                 (b) Tenant may exercise its rights under this Paragraph 37 only one time and only with respect to one of the Related Premises.

                 (c)     The "Abandonment Offer Amount" shall be the sum of
(A) 110 % of the Acquisition Costs with respect to the Abandonment Premises determined in accordance with the percentage allocations specified in Exhibit "F" attached hereto and made a part hereof and (B) any Prepayment Premium which Landlord will be required to pay in prepayment of any Loan with proceeds of the Abandonment Offer Amount.

                 (d) Landlord shall accept or reject such offer by notice to Tenant given not later than ninety (90) days prior to the Abandonment Date. If Landlord shall reject such offer, which rejection shall not be valid unless accompanied by the written consent thereto by Lender, if any, then upon (i) payment of all Rent and any other sums due and unpaid hereunder as of the Abandonment Date and (ii) compliance by Tenant with all other obligations and liabilities under the Lease which have arisen on or prior to the Abandonment Date, this Lease shall terminate as to the Abandonment Premises on the Abandonment Date and Tenant shall immediately vacate and have no further rights, title or interest in or to any of the Abandonment Premises.

                 (e) After the Abandonment Date, whether or not Landlord shall have accepted or rejected Tenant's offer, the terms of this Lease will remain in full force and effect with respect to the remaining Related Premises except that the Basic Rent will be that percentage of the then Basic Rent which is allocated to the remaining Related Premises as set forth in Exhibit "F" attached hereto and made a part hereof.

                 (f) Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the thirtieth (30th) day prior to the Abandonment Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Abandonment Offer Amount on the Abandonment Date and, provided an Event of Default does not exist hereunder, at the request of Tenant, Landlord shall convey to Tenant the Abandonment Premises in accordance with the provisions of Paragraph 20.

                 (g) Landlord shall have the right, at Landlord's sole option, to treat any vacating or abandonment of the Abandonment Premises which is prohibited pursuant to Paragraph 22 (a) hereof as constituting an election by Tenant of its rights under this Paragraph 37 and as a irrevocable offer of Tenant to purchase the Abandonment Premises at the price and upon the terms hereinabove more specifically provided.

                 38.     Miscellaneous.

                         (a)      The paragraph headings in this Lease are
used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                         (b)      As used in this Lease, the singular shall
include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings:
(i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

                         (c)      Any act which Landlord is permitted to
perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold its consent whenever such consent is required under this Lease for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

                         (d)      Landlord shall in no event be construed for
any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                         (e)      This Lease and any documents which may be
executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                         (f)      This Lease may be modified, amended,
discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                         (g)      The covenants of this Lease shall run with
the land and shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises. If there is more than one Tenant, the obligations of each shall be joint and several.

                         (h)      Notwithstanding any provision in this Lease
to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

                         (i)      If any one or more of the provisions
contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect under the Laws of the State, then such provisions shall be given no force or effect and shall be severed from the remaining terms and provisions of this Lease, and such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                         (j)      All exhibits attached hereto are incorporated
herein as if fully set forth.

                         (k)      This Lease shall be governed by and
construed and enforced in accordance with the Laws of the State.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.


                                          LANDLORD:

                                          PRINT (WI) QRS 12-40, INC.,
                                          a Wisconsin corporation


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


ATTEST:                                   TENANT:

                                          PERRY GRAPHIC COMMUNICATIONS,
                                          INC., a Delaware corporation


By:                                       By:
   ------------------------------            ----------------------------------

Title:                                    Title:
      ---------------------------               -------------------------------



                                          JUDD'S, INCORPORATED,
                                          a Maryland corporation


By:                                       By:
   -------------------------------           ----------------------------------

Title:                                    Title:
      ----------------------------              -------------------------------

                                                                       EXHIBIT A




                                    PREMISES

                                                                       EXHIBIT B


                            MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment (including, without limitation Tenant's printing equipment) which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT C


                             PERMITTED ENCUMBRANCES

                                                                       EXHIBIT D


                              BASIC RENT PAYMENTS



                 1. Basic Rent. Subject to the adjustments provided for in Paragraph 2 below, Basic Rent payable in respect of the Term shall be $1,888,875 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $472,218.75 each.

                 2.       Effective Dates of Rent Increases.

                          (a)     Basic Rent shall be increased as set forth in
the succeeding sentence, commencing on the fifth (5th) anniversary of the date (the "First Full Basic Rent Payment Date"). on which the first full quarterly installment of Basic Rent shall be due and payable. As of the fifth (5th) anniversary of the First Full Basic Rent Payment Date and thereafter on the tenth (10th) on the fifteenth (15th), and, if the initial Term is extended, twentieth (20th), twenty-fifth (25th) and thirtieth (30th) anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be increased by ten percent (10%) over the Basic Rent in effect immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

                          (a)     Effective as of a given Basic Rent Adjustment
Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                          (b)     Notice of the new annual Basic Rent shall be
delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because notice of the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                                                       EXHIBIT E

                                ACQUISITION COST

         Baraboo Premises                                 $ 9,787,267

         161 N. Jackson St. Premises                      $ 4,831,689

         575 W. Madison St. Premises                      $ 2,849,457

         200 S. Jackson St. Premises;

         207 S. Jackson St. Premises; and

         275 S. Jackson St. Premises                      $ 1,641,535

         TOTAL                                            $19,109,948
                                                          ===========

                                                                       EXHIBIT F


                      PERCENTAGE ALLOCATION OF BASIC RENT

         Baraboo Premises                                 51.22%

         161 N. Jackson St. Premises                      25.28%

         575 W. Madison St. Premises                      14.91%

         200 S. Jackson St. Premises;

         207 S. Jackson St. Premises; and

         275 S. Jackson St. Premises                       9.00%

         TOTAL                                              100%





If any of the Related Premises ceases to be subject to this Lease, the percentage shown on this Exhibit F for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

                                                                       EXHIBIT G

                              FINANCIAL COVENANTS

                 1. Tenant shall, and shall cause its respective subsidiaries to, comply (A) with the covenants set forth in Article 7 and
Article 8 of that certain Amended and Restated Credit Agreement, dated as of December 16, 1997 by and among Perry Graphic Communications, Inc., Shenandoah Valley Press, Inc. and Port City Press, Inc., as borrower, and BT Commercial Corporation, as agent, and the other lenders that are parties thereto (collectively, the "Lender") (as the same may be further amended, restated or modified, the "Credit Agreement"), in the same manner and to the same effect as if the terms of Article 7 and Article 8 of the Credit Agreement were set forth in full herein and (B) upon refinancing of the debt described in the Credit Agreement, with the covenants set forth in the credit agreement that replaces the Credit Agreement (any such replacement credit agreement or other bond financing, the "Senior Credit Agreement") pertaining to the matters addressed in Article 7 and Article 8. of the Credit Agreement in the same manner and to the same effect as if the terms of such covenants of the Senior Credit Agreement were set forth herein, after giving effect to any modification, amendment or waiver of the Credit Agreement or Senior Credit Agreement, as the case may be, a copy of which has been delivered to Landlord, and for such purpose such terms of Article 7 and Article 8 of the Credit Agreement or Senior Credit Agreement, as the case may be, and such other relevant provisions and definitions of the Credit Agreement or Senior Credit Agreement, as the case may be, as are expressly referenced therein and amendments, modifications, and waivers thereto are incorporated herein by reference.

                 2.       A copy of the relevant provisions of Article 7 and
Article 8 of the Credit Agreement, and the amendments thereto, as the same are in effect on the date hereof, are attached hereto.

                                                                       EXHIBIT H




                              MEMORANDUM OF LEASE